UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023 (March 29, 2023)

CXApp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39642	85-2104918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Palo Alto Square, Suite 200 3000 El Camino Real Palo Alto, CA	94306
(Address of principal executive offices)	(Zip Code)

(650) 575-4456

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CXAI	The Nasdaq Stock Market LLC
Warrants to purchase common stock	CXAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Khurram P. Sheikh Employment Agreement

On March 29, 2023, the board of directors (the “Board”) of CXApp Inc. (the “Company”) entered into an employment agreement with Khurram P. Sheikh to continue as the Chief Executive Officer of the Company.

Mr. Sheikh, age 51, currently serves as the Chairman of the Company. Prior to joining the Company, Mr. Sheikh, served as the Founder, Chairman and Chief Executive Officer of KINS Technology Group Inc. since its inception and Chief Financial Officer since August 2020. Mr. Sheikh has been at the forefront of innovation in the technology, mobile, semiconductor, telecom and media industries for the past 25 years with CEO and CTO roles at leading technology companies. Since March 2020, Mr. Sheikh has been the Founder, Executive Chairman & CEO of Aijaad, a boutique strategic advisory firm where he advises both large private equity firms as well as boards of public companies on the future of 5G, IoT, Edge Computing and AI technologies and is actively involved in M&A, technology strategy and market development. From 2016 to early 2020, Mr. Sheikh was the CEO of kwikbit, a private company building a “network as a service” solution using gigabit radios, edge compute, virtualization, and artificial intelligence. Prior to kwikbit, in 2014, Mr. Sheikh was appointed as the Chief Strategy and Technology Officer for Silicon Image (SIMG) and the President/CEO of its millimeter wave/5G subsidiary SiBEAM. SIMG was acquired by Lattice Semiconductor (Nasdaq:LSCC) in 2015 for $600 million after which Mr. Sheikh was appointed the Chief Strategy and Technology Officer of the combined company responsible for corporate strategy, roadmap, M&A and technology development and was there until 2016. From 2007 onwards, he was the CTO for Powerwave Technologies, a large wireless infrastructure vendor. Powerwave filed for Chapter 11 bankruptcy protection in January 2013, and in April 2013 Mr. Sheikh was appointed as the CEO of Powerwave to help with the sale of the company. Later that year, Mr. Sheikh successfully facilitated the sale of approximately 1,400 patents owned by Powerwave to private equity firm Gores Group. From 2005 to 2007, Mr. Sheikh was Vice President, Wireless Strategy and Development at Time Warner Cable leading the cable company’s entry into the wireless space. From 1996 to 2005, Mr. Sheikh held senior technology roles at Sprint including CTO Mobile Broadband responsible for deploying the world’s first 4G system and acquisition of multi-billion dollar spectrum assets at 2.5GHz. Mr. Sheikh holds a Bachelor of Science degree in Electrical Engineering with highest honors from the University of Engineering & Technology in Pakistan, as well as a Master of Science degree in Electrical Engineering from Stanford University. Mr. Sheikh is well qualified to serve as the Chief Executive Officer because of his extensive professional experience.

Under the employment agreement, Mr. Sheikh has an annual salary of $325,000 and will be entitled to an annual bonus target of $325,000, less payroll deductions and all required withholdings. Mr. Sheikh will also be granted stock options to purchase 844,200 shares of Class A common stock of the Company pursuant to the Company’s equity incentive plan (the “Incentive Plan”), subject to approval by the board of directors or compensation committee, as applicable (the “Stock Options”). The Stock Options will be governed by an Award Agreement (as defined in the Incentive Plan). The Stock Options will have an exercise price equal to the market price of Company’s Class A common stock as of the close of trading on the date of grant and a 2-year term, vesting over 24 months from the grant date at 1/2 per year, provided that Mr. Sheikh is employed by the Company when vesting is to occur. In the event of a Change in Control (as defined in the employment agreement), the vesting of the Stock Options will automatically be accelerated so that 100% of the unvested shares covered by such Stock Options shall be fully vested upon the consummation of the Change in Control. The employment agreement is subject to customary termination terms. A copy of Mr. Sheikh’s employment agreement is furnished as Exhibit 10.1, and is incorporated herein by reference.

Mr. Sheikh has also entered into the Company’s standard form indemnification agreement.

There is no arrangement or understanding between Mr. Sheikh and any other person pursuant to which Mr. Sheikh was selected as Chief Executive Officer of the Company, and there are no family relationships between Mr. Sheikh and any of the Company’s directors or executive officers. There are no transactions in which Mr. Sheikh has a direct or indirect interest requiring disclosure under Item 404(a) of Regulation S-K.

Leon Papkoff Employment

On March 29, 2023, the Board of the Company appointed Leon Papkoff as the Chief Product Officer, effective immediately.

Prior to joining the company, Mr. Papkoff, age 50, has served as Inpixon’s Executive Vice President of Experience Apps since April 2021. Mr. Papkoff was responsible for establishing the product vision, strategy and overall execution of Inpixon’s product team for the enterprise apps business. Mr. Papkoff is the Founder of Design Reactor and from March 1998 until Inpixon’s acquisition of Design Reactor in April 2021, Mr. Papkoff was the Chief Financial Officer of Design Reactor. From June 2015 until April 2021, Mr. Papkoff was also the Chief Strategist of Design Reactor responsible for setting corporate strategy for the company. Mr. Papkoff has over 20 years of executive leadership, entrepreneurship, fiscal management and innovation experience, setting product vision and corporate strategy, driving innovation and scaling operations. Mr. Papkoff received a Bachelor of Science degree from Charles H. Lundquist College of Business at the University of Oregon in 1996. He has also taught Web Programing and Design at the San Jose State University.

Under the employment agreement, Mr. Papkoff has an annual salary of $300,000 and will be entitled to an annual bonus target of $150,000, less payroll deductions and all required withholdings. Mr. Papkoff will also be granted Restricted Stock Units (RSU’s) representing 295,000 shares of Class A common stock of the Company pursuant to the Incentive Plan, subject to approval by the board of directors or compensation committee, as applicable (the “RSU’s”). The RSU’s will be governed by an Award Agreement (as defined in the Incentive Plan), including with regard to vesting. In the event of a Change in Control (as defined in the employment agreement), the vesting of the RSU’s shall automatically be accelerated so that 100% of the unvested shares covered by such RSU’s shall be fully vested upon the consummation of the Change in Control. The employment agreement is subject to customary termination terms. A copy of Mr. Papkoff’s employment agreement is furnished as Exhibit 10.2, and is incorporated herein by reference.

Mr. Papkoff has also entered into the Company’s standard form indemnification agreement.

There is no arrangement or understanding between Mr. Papkoff and any other person pursuant to which Mr. Papkoff was selected as Chief Product Officer of the Company, and there are no family relationships between Mr. Papkoff and any of the Company’s directors or executive officers. There are no transactions in which Mr. Papkoff has a direct or indirect interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 29, 2023, by and between Khurram P. Sheikh and CXApp Inc.
10.2	Employment Agreement, dated as of March 29, 2023, by and between Leon Papkoff and CXApp Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CXApp Inc.

Date: March 31, 2023	By:	/s/ Khurram P. Sheikh
	Name:	Khurram P. Sheikh
	Title:	Chairman and Chief Executive Officer